Exhibit 99

FOR IMMEDIATE RELEASE
December 21, 2015

Cintas Corporation Announces
Fiscal 2016 Second Quarter Results

CINCINNATI, December 21, 2015 -- Cintas Corporation (Nasdaq: CTAS) today reported results for its second quarter of fiscal year 2016 ended November 30, 2015.

Revenue for the second quarter of fiscal year 2016 was $1.22 billion, an increase of 8.5% over the prior year period. Organic growth, which adjusts for the impacts of acquisitions and foreign currency exchange rate fluctuations, was 6.5%.

Operating income for the second quarter of fiscal year 2016 of $200.3 million increased 10.3% from the prior year period. Operating income margin improved to 16.4% from 16.2% of revenue in last year’s second quarter.

Net income from continuing operations for the second quarter of fiscal year 2016 was $115.5 million compared to $103.7 million in the prior year period, and earnings per diluted share (EPS) from continuing operations for the second quarter of fiscal year 2016 were $1.03 compared to $0.86 for the prior year period. Second quarter of fiscal 2016 net income and EPS from continuing operations increased 11.3% and 19.8%, respectively, compared to the prior year period. Net income from continuing operations as a percent of revenue improved to 9.5% from 9.2% in last fiscal year’s second quarter.

On December 4, 2015, Cintas paid an annual dividend of $1.05 per share totaling $115.5 million. The dividend per share was 23.5% more than last year’s annual dividend of $0.85 per share and was the 32nd consecutive year it had been increased. Additionally, since the beginning of fiscal year 2016, Cintas repurchased about 4.5 million shares under its buyback program at an aggregate cost of $382.9 million, including $180.4 million of repurchases in the second quarter. At the end of the second quarter, Cintas still has $380.0 million available under the current Board of Directors stock repurchase authorization. Scott D. Farmer, Chief Executive Officer, stated, “The dividend and share buyback program further demonstrate our commitment to increasing shareholder value.”

FISCAL YEAR 2016 GUIDANCE

Mr. Farmer continued, “Our solid start to fiscal year 2016 was followed by a second quarter of excellent financial results. We are pleased to again report strong increases in organic revenue, operating income, and EPS. I thank our employees, whom we call partners, for continuously striving to exceed expectations. As a result of our second quarter results, we are updating our annual guidance. We expect fiscal 2016 revenue to be in the range of $4.825 billion to $4.880 billion and fiscal 2016 EPS from continuing operations to be in the range of $3.83 to $3.90. This guidance does not include any potential deterioration in the U.S. economy or share buybacks.”

The table below provides a comparison of fiscal 2015 revenue to our fiscal 2016 revenue guidance.

Revenue Guidance (dollar amounts in millions)	Fiscal 2015	Fiscal 2016 Low End of Range	Growth vs. Fiscal 2015	Fiscal 2016 High End of Range	Growth vs. Fiscal 2015

Revenue	$4,476.9	$4,825.0	7.8%	$4,880.0	9.0%

The table below provides a comparison of fiscal 2015 adjusted EPS to our fiscal 2016 EPS from continuing operations guidance. We present fiscal 2015 EPS as adjusted because we believe it is more representative of the ongoing performance of Cintas.

EPS Guidance	Fiscal 2015	Fiscal 2016 Low End of Range	Growth vs. Fiscal 2015	Fiscal 2016 High End of Range	Growth vs. Fiscal 2015

EPS, excluding below items	$3.35	$3.83	14.3%	$3.90	16.4%
Impact of sale of stock in equity investment	0.11
Impact of discontinued operations	0.17
Total Reported Cintas EPS	$3.63

About Cintas

Headquartered in Cincinnati, Cintas Corporation provides highly specialized services to businesses of all types primarily throughout North America. Cintas designs, manufactures and implements corporate identity uniform programs, and provides entrance mats, restroom supplies, first aid and safety services and fire protection services. Cintas is a publicly held company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of the Standard & Poor’s 500 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release. Factors that might cause such a difference include, but are not limited to, our ability to promptly and effectively integrate acquisitions, including ZEE Medical; our ability to realize any synergies from acquisitions, including ZEE Medical; the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions, including the acquisition of ZEE Medical; fluctuations in costs of materials and labor including increased medical costs; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; the effect on operations of exchange rate fluctuations, tariffs and other political, economic and regulatory risks; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002; disruptions caused by the inaccessibility of computer systems data, including cybersecurity risks; the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events; the amount and timing of repurchases of our common stock, if any; changes in federal and state tax and labor laws; the reactions of competitors in terms of price and service; the ultimate impact of the Affordable Care Act; and the finalization of our financial statements for the quarter ended November 30, 2015. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2015 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us or that we currently believe to be immaterial may also harm our business.

For additional information, contact:
J. Michael Hansen, Vice President-Finance and Chief Financial Officer - 513-701-2079
Paul F. Adler, Vice President and Treasurer - 513-573-4195

 Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	November 30, 2015	November 30, 2014	% Change
Revenue:
Uniform rental and facility services	$937,704	$891,475	5.2%
Other	281,376	231,904	21.3%
Total revenue	1,219,080	1,123,379	8.5%

Costs and expenses:
Cost of uniform rental and facility services	526,091	505,823	4.0%
Cost of other	165,589	136,132	21.6%
Selling and administrative expenses	327,051	299,841	9.1%

Operating income	200,349	181,583	10.3%

Interest income	(111)	(19)	484.2%
Interest expense	16,171	15,929	1.5%

Income before income taxes	184,289	165,673	11.2%
Income taxes	68,836	61,972	11.1%
Income from continuing operations	115,453	103,701	11.3%
Income from discontinued operations, net of tax	229,647	16,711	1,274.2%
Net income	$345,100	$120,412	186.6%

Basic earnings per share:
Continuing operations	$1.05	$0.88	19.3%
Discontinued operations	2.06	0.14	1,371.4%
Basic earnings per share	$3.11	$1.02	204.9%

Diluted earnings per share:
Continuing operations	$1.03	$0.86	19.8%
Discontinued operations	2.03	0.14	1,350.0%
Diluted earnings per share	$3.06	$1.00	206.0%

Weighted average number of shares outstanding	108,301	117,115
Diluted average number of shares outstanding	110,113	118,655

 Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Six Months Ended
	November 30, 2015	November 30, 2014	% Change
Revenue:
Uniform rental and facility services	$1,876,112	$1,765,173	6.3%
Other	541,858	460,283	17.7%
Total revenue	2,417,970	2,225,456	8.7%

Costs and expenses:
Cost of uniform rental and facility services	1,044,594	996,498	4.8%
Cost of other	321,832	269,588	19.4%
Selling and administrative expenses	665,688	614,299	8.4%

Operating income	385,856	345,071	11.8%

Gain on sale of stock of an equity method investment	—	21,739	(100.0)%

Interest income	(230)	(72)	219.4%
Interest expense	32,583	32,512	0.2%

Income before income taxes	353,503	334,370	5.7%
Income taxes	131,852	124,764	5.7%
Income from continuing operations	221,651	209,606	5.7%
Income from discontinued operations, net of tax	223,630	20,914	969.3%
Net income	$445,281	$230,520	93.2%

Basic earnings per share:
Continuing operations	$1.99	$1.78	11.8%
Discontinued operations	2.01	0.18	1,016.7%
Basic earnings per share	$4.00	$1.96	104.1%

Diluted earnings per share:
Continuing operations	$1.96	$1.75	12.0%
Discontinued operations	1.98	0.18	1,000.0%
Diluted earnings per share	$3.94	$1.93	104.1%

Weighted average number of shares outstanding	109,455	116,887
Diluted average number of shares outstanding	111,140	118,334

CINTAS CORPORATION SUPPLEMENTAL DATA

	Three Months Ended
	November 30, 2015	November 30, 2014
Uniform rental and facility services gross margin	43.9%	43.3%
Other gross margin	41.2%	41.3%
Total gross margin	43.3%	42.9%
Net margin, continuing operations	9.5%	9.2%

	Six Months Ended
	November 30, 2015	November 30, 2014
Uniform rental and facility services gross margin	44.3%	43.5%
Other gross margin	40.6%	41.4%
Total gross margin	43.5%	43.1%
Net margin, continuing operations	9.2%	9.4%

Computation of Diluted Earnings Per Share from Continuing Operations

	Three Months Ended
	November 30, 2015	November 30, 2014
Income from continuing operations	$115,453	$103,701
Less: income from continuing operations allocated to participating securities	1,887	1,342
Income from continuing operations available to common shareholders	$113,566	$102,359

Basic weighted average common shares outstanding	108,301	117,115
Effect of dilutive securities - employee stock options	1,812	1,540
Diluted weighted average common shares outstanding	110,113	118,655

Diluted earnings per share from continuing operations	$1.03	$0.86

	Six Months Ended
	November 30, 2015	November 30, 2014
Income from continuing operations	$221,651	$209,606
Less: income from continuing operations allocated to participating securities	3,629	1,933
Income from continuing operations available to common shareholders	$218,022	$207,673

Basic weighted average common shares outstanding	109,455	116,887
Effect of dilutive securities - employee stock options	1,685	1,447
Diluted weighted average common shares outstanding	111,140	118,334

Diluted earnings per share from continuing operations	$1.96	$1.75

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides additional non-GAAP financial measures of revenue and related growth, gross margin, operating income, net income, earnings per diluted share, and cash flow. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. Reconciliations of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are shown in the tables within the narrative of the press release or below.

Computation of Workday Adjusted Revenue Growth

	Six Months Ended
	November 30, 2015	November 30, 2014	Growth %
	A	B	G
Revenue	$2,417,970	$2,225,456	8.7%
			G=(A-B)/B
	C	D
Workdays in the period	131	130

	E	F	H
Revenue adjusted for workday difference	$2,399,512	$2,225,456	7.8%
			H=(E-F)/F
	E=(A/C)*D	F=(B/D)*D
Management believes that workday adjusted revenue growth is valuable to investors because it reflects the revenue performance compared to a prior period with the same number of revenue generating days.

Computation of Free Cash Flow

	Six Months Ended
	November 30, 2015	November 30, 2014
Net cash provided by operations	$265,037	$292,573
Capital expenditures	(121,817)	(113,025)
Free cash flow	$143,220	$179,548
Management uses free cash flow to assess the financial performance of the Company. Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

Results from Continuing Operations as Reported and as Adjusted

The tables below present summary results for the six months ended November 30, 2015 and 2014, as reported and as adjusted. The adjustments between results as reported and as adjusted are explained below. We present net income from continuing operations and EPS from continuing operations, as adjusted, because we believe they are more representative of the ongoing performance of Cintas.

For the six months ended November 30, 2015	As Reported (see Note 1)	Adjustments	As Adjusted	Increase

Net income, continuing operations	$221,651	$—	$221,651	13.1%
Net income margin, continuing operations	9.2%		9.2%

Diluted earnings per share, continuing operations	$1.96	$—	$1.96	19.5%

For the six months ended November 30, 2014	As Reported (see Note 1)	Adjustments (see Note 2)	As Adjusted

Net income, continuing operations	$209,606	$13,630	$195,976
Net income margin, continuing operations	9.4%		8.8%

Diluted earnings per share, continuing operations	$1.75	$0.11	$1.64
Note 1 - The "As Reported" figures for both fiscal 2016 and 2015 reflect the change in classification of the Document Storage and Imaging business and the investment in the Shred-it Partnership to discontinued operations within the Consolidated Condensed Statements of Income.

Note 2 - During the fiscal 2015 first quarter, Cintas recognized a gain on the sale of stock in an equity method investment in the net amount of $13.6 million, equal to EPS of $0.11.

SUPPLEMENTAL SEGMENT DATA
The results below reflect the segments effective June 1, 2015 as previously described. All prior fiscal year results presented below have been restated to reflect these new segments.

	Uniform Rental and Facility Services	First Aid and Safety Services	All Other	Corporate(1)	Total

For the three months ended November 30, 2015
Revenue	$937,704	$120,438	$160,938	$—	$1,219,080
Gross margin	$411,613	$52,027	$63,760	$—	$527,400
Selling and administrative expenses	$242,318	$37,180	$47,553	$—	$327,051
Interest income	$—	$—	$—	$(111)	$(111)
Interest expense	$—	$—	$—	$16,171	$16,171
Income (loss) before income taxes	$169,295	$14,847	$16,207	$(16,060)	$184,289

For the three months ended November 30, 2014
Revenue	$891,475	$82,271	$149,633	$—	$1,123,379
Gross margin	$385,652	$38,396	$57,376	$—	$481,424
Selling and administrative expenses	$226,085	$26,619	$47,137	$—	$299,841
Interest income	$—	$—	$—	$(19)	$(19)
Interest expense	$—	$—	$—	$15,929	$15,929
Income (loss) before income taxes	$159,567	$11,777	$10,239	$(15,910)	$165,673

As of and for the six months ended November 30, 2015
Revenue	$1,876,112	$219,926	$321,932	$—	$2,417,970
Gross margin	$831,518	$94,138	$125,888	$—	$1,051,544
Selling and administrative expenses	$496,842	$70,699	$98,147	$—	$665,688
Interest income	$—	$—	$—	$(230)	$(230)
Interest expense	$—	$—	$—	$32,583	$32,583
Income (loss) before income taxes	$334,676	$23,439	$27,741	$(32,353)	$353,503
Assets	$2,995,616	$426,673	$355,892	$672,611	$4,450,792

As of and for the six months ended November 30, 2014
Revenue	$1,765,173	$162,195	$298,088	$—	$2,225,456
Gross margin	$768,675	$75,051	$115,644	$—	$959,370
Selling and administrative expenses	$464,292	$54,127	$95,880	$—	$614,299
Gain on sale of stock of an equity method investment	$—	$—	$—	$21,739	$21,739
Interest income	$—	$—	$—	$(72)	$(72)
Interest expense	$—	$—	$—	$32,512	$32,512
Income (loss) before income taxes	$304,383	$20,924	$19,764	$(10,701)	$334,370
Assets	$2,907,484	$263,996	$336,604	$1,189,487	$4,697,571
(1) Corporate Assets include cash and marketable securities in all periods. Corporate Assets as of November 30, 2014 include the investment in the Shred-it Partnership and the Storage assets that were classified as Assets Held for Sale.

Cintas Corporation
Consolidated Balance Sheets
(In thousands except share data)

	November 30, 2015	May 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$606,785	$417,073
Marketable securities	65,826	16,081
Accounts receivable, net	549,190	496,130
Inventories, net	251,477	226,211
Uniforms and other rental items in service	542,531	534,005
Income taxes, current	—	936
Assets held for sale	—	21,341
Prepaid expenses and other current assets	27,471	24,030
Total current assets	2,043,280	1,735,807

Property and equipment, at cost, net	916,544	871,421

Investments	126,547	329,692
Goodwill	1,273,594	1,195,612
Service contracts, net	70,183	42,434
Other assets, net	20,644	17,494
	$4,450,792	$4,192,460

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$134,843	$109,607
Accrued compensation and related liabilities	65,886	88,423
Accrued liabilities	443,713	309,935
Income taxes, current	236,539	—
Liabilities held for sale	—	704
Long-term debt due within one year	250,000	—
Total current liabilities	1,130,981	508,669

Long-term liabilities:
Long-term debt due after one year	1,050,000	1,300,000
Deferred income taxes	227,465	339,327
Accrued liabilities	117,818	112,009
Total long-term liabilities	1,395,283	1,751,336

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value: 425,000,000 shares authorized FY16: 179,217,524 issued and 108,103,084 outstanding FY15: 178,117,334 issued and 111,702,949 outstanding	394,728	329,248
Paid-in capital	165,653	157,183
Retained earnings	4,557,245	4,227,620
Treasury stock: FY16: 71,114,440 shares FY15: 66,414,385 shares	(3,175,418)	(2,773,125)
Accumulated other comprehensive loss	(17,680)	(8,471)
Total shareholders’ equity	1,924,528	1,932,455

	$4,450,792	$4,192,460

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended
	November 30, 2015	November 30, 2014
Cash flows from operating activities:
Net income	$445,281	$230,520

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	73,130	70,451
Amortization of intangible assets	7,764	7,702
Stock-based compensation	40,241	24,785
Gain on Storage Transactions	(15,786)	(34,137)
Loss (gain) on investment in Shred-it Partnership	24,288	(6,619)
Gain on sale of investment in Shred-it Partnership	(374,026)	—
Gain on sale of stock of an equity method investment	—	(21,739)
Deferred income taxes	(98,423)	10,346
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(39,418)	(12,747)
Inventories, net	(19,841)	14,847
Uniforms and other rental items in service	(10,893)	(23,473)
Prepaid expenses and other current assets	(2,369)	(2,622)
Accounts payable	19,368	27,982
Accrued compensation and related liabilities	(22,771)	(25,111)
Accrued liabilities and other	1,041	24,780
Income taxes, current	237,451	7,608
Net cash provided by operating activities	265,037	292,573

Cash flows from investing activities:
Capital expenditures	(121,817)	(113,025)
Proceeds from redemption of marketable securities	212,081	—
Purchase of marketable securities and investments	(271,341)	(11,978)
Proceeds from Storage Transactions, net of cash contributed	35,338	153,996
Proceeds from Shredding Transaction	—	3,344
Proceeds from sale of investment in Shred-it Partnership	578,257	—
Proceeds from sale of stock of an equity method investment	—	29,933
Dividends received on equity method investment	—	5,247
Acquisitions of businesses, net of cash acquired	(121,237)	(3,015)
Other, net	1,987	1,681
Net cash provided by investing activities	313,268	66,183

Cash flows from financing activities:
Repayment of debt	(16)	(364)
Proceeds from exercise of stock-based compensation awards	17,444	22,472
Repurchase of common stock	(402,293)	(63,573)
Other, net	646	1,758
Net cash used in financing activities	(384,219)	(39,707)

Effect of exchange rate changes on cash and cash equivalents	(4,374)	(5,613)

Net increase in cash and cash equivalents	189,712	313,436
Cash and cash equivalents at beginning of period	417,073	513,288
Cash and cash equivalents at end of period	$606,785	$826,724